Exhibit 99.1

fulghum fibres, inc.

FINANCIAL STATEMENTS

MARCH 31, 2013 AND 2012

FULLER, FROST & ASSOCIATES

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

AUGUSTA, GEORGIA

RESPONSIBILITY FOR FINANCIAL STATEMENTS

The management of Fulghum Fibres, Inc. is responsible for the integrity and objectivity of the financial statements and other financial information contained in the annual report. The financial statements and related information were prepared in accordance with generally accepted accounting principles and include amounts that are based on management’s informed judgments and estimates.

The accounting system and related internal accounting controls of the Company are designed to provide reasonable assurance that the financial records are reliable for preparing financial statements and maintaining accountability for assets and that assets are safeguarded against loss from unauthorized use or disposition. The system in use at the Company provides such reasonable assurance, supported by the careful selection and training of staff, the establishment of organizational structures providing an appropriate and well-defined division of responsibilities, and the communication of policies and standards of business conduct throughout the Company.

The independent auditors provide an objective assessment of the degree to which management meets its responsibility for fairness of financial reporting. They evaluate the control structure and perform such tests and other procedures as they deem necessary to reach and express an opinion on the fairness of the financial statements.

We believe that these policies and procedures provide reasonable assurance that our operations are conducted in conformity with the law and with a high standard of business conduct.

H. Heyward Wells, Jr. President and Chief Executive Officer

Anthony M. Hauff, C.P.A. Executive Vice President Finance and Administration Chief Financial Officer

July 12, 2013

The President and Board of Directors

Fulghum Fibres, Inc.

Augusta, Georgia

INDEPENDENT AUDITORS’ REPORT

Report on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fulghum Fibres, Inc. and subsidiaries as of March 31, 2013 and 2012 and the related consolidated statements of income and comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Fulghum Fibres Chile S.A. and Fulghum Fibres Uruguay S.A., majority-owned subsidiaries, which statements reflect total assets of $21,525,000 and $24,689,000 as of March 31, 2013 and 2012, respectively, and total revenue of $43,135,000 and $41,727,000, respectively, for the years then ended. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as they relate to the amounts included for Fulghum Fibres Chile S.A. and Fulghum Fibres Uruguay S.A., is based solely on the reports of the other auditors. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fulghum Fibres, Inc. and subsidiaries as of March 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ FULLER, FROST & ASSOCIATES

Certified Public Accountants

A Professional Corporation

fulghum fibres, inc.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2013 AND 2012

ASSETS

	(in thousands)
	2013	2012
CURRENT ASSETS
Cash and cash equivalents	$13,458	$10,578
Restricted cash for loan repayment	39	39
Accounts receivable	6,511	5,151
Notes receivable-shareholders	800	—
Officer advances	840	—
Spare parts inventories	6,562	6,449
Inventories available for sale	2,832	7,760
Prepaid expenses	827	1,227

Total Current Assets	31,869	31,204

PROPERTY AND EQUIPMENT – NET	76,235	83,372

OTHER ASSETS
Notes receivable–shareholders	—	501
Officer advances	—	606
Other assets	39	136

Total Other Assets	39	1,243

TOTAL ASSETS	$108,143	$115,819

See Accompanying Notes to Financial Statements

LIABILITIES AND STOCKHOLDERS’ EQUITY

	(in thousands)
	2013	2012
CURRENT LIABILITIES
Accounts payable	$6,055	$6,927
Accrued expenses	2,759	2,464
Line of credit	645	248
Deferred income	793	2,844
Current portion-long-term debt	19,674	12,240

Total Current Liabilities	29,926	24,723

LONG-TERM LIABILITIES
Long-term debt-net	43,157	61,748
Asset retirement obligations	178	—
Deferred income tax	11,502	9,965

Total Long-Term Liabilities	54,837	71,713

STOCKHOLDERS’ EQUITY
Common stock	1	1
Preferred stock	1,328	1,328
Retained earnings	28,515	24,665
Treasury stock-at cost	(7,818)	(7,761)
Accumulated translation adjustment	162	162
Non-controlling interest	1,192	988

Total Stockholders’ Equity	23,380	19,383

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$108,143	$115,819

fulghum fibres, inc.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

	(in thousands)
	Common Stock	Preferred Stock	Retained Earnings	Treasury Stock	Non-controlling Interest
Balance, March 31, 2011	$1	$1,328	$22,087	$(7,761)	$822
Net Income	—	—	2,578	—	—
Non-controlling interest	1	—	—	—	166

Balance, March 31, 2012	1	1,328	24,665	(7,761)	988
Net Income	—	—	3,850	—	—
Non-controlling interest	—	—	—	—	204
Purchase of treasury stock	—	—	—	(57)	—

Balance, March 31, 2013	$1	$1,328	$28,515	$(7,818)	$1,192

See Accompanying Notes to Financial Statements

fulghum fibres, inc.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

	(in thousands)
	2013	2012
REVENUE
Chip mill revenue	$76,040	$74,666
Forestry revenue	28,602	24,953

Total Revenue	104,642	99,619

COST OF REVENUE
Chip mill expenses	67,602	68,975
Forestry expenses	26,978	23,518

Total Cost of Revenue	94,580	92,493

Gross Profit	10,062	7,126
General and administrative expense	4,303	4,227

Operating Income	5,759	2,899

OTHER INCOME (EXPENSE)
Other income (expense)	339	640
Monetary exchange	338	175

Total Other Income (Expense)	677	815

Income before Taxes	6,436	3,714
PROVISION FOR INCOME TAXES	2,382	970

Income before Non-controlling Interest	4,054	2,744
Income Allocated to Non-controlling Interest	204	166

NET INCOME	3,850	2,578

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	—	—

Other Comprehensive Income	—	—

COMPREHENSIVE INCOME	$3,850	$2,578

See Accompanying Notes to Financial Statements

fulghum fibres, inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

	(in thousands)
	2013	2012
OPERATING ACTIVITIES
Net Income	$3,850	$2,578
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	10,838	12,079
Loss (Gain) on sale of assets	(190)	14
Non-controlling interest in foreign subsidiaries	204	166
Deferred income tax	1,537	574
Changes in assets and liabilities:
Change in restricted cash for loan payment	—	55
Accounts receivable	(1,361)	3,232
Inventory	4,820	(4,370)
Accounts payable	(622)	(2,172)
Other current assets and liabilities	(2,014)	1,940

Net Cash Provided by Operating Activities	17,062	14,096

INVESTING ACTIVITIES
Proceeds from sale of assets	148	11
Purchase of property and equipment	(3,837)	(10,309)

Net Cash Used by Investing Activities	(3,689)	(10,298)

FINANCING ACTIVITIES
Long-term borrowings	1,607	9,755
Principal payments on long-term debt	(12,440)	(12,906)
Net change in line of credit	397	(1,634)
Acquisition of treasury stock	(57)	—
Advances to shareholders and officers	—	(11)

Net Cash Used by Financing Activities	(10,493)	(4,796)

Change in Cash and Cash Equivalents	2,880	(998)
Cash and Cash Equivalents at Beginning of Year	10,578	11,576

Cash and Cash Equivalents at End of Year	$13,458	$10,578

See Accompanying Notes to Financial Statements

fulghum fibres, inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

Consolidation – The consolidated financial statements include the accounts of Fulghum Fibres, Inc. (the Parent), its wholly-owned and its majority-owned subsidiaries. Collectively these companies are known as “the Company.” All material inter-company accounts and transactions have been eliminated.

Business Activity – Fulghum Fibres, Inc. was incorporated in 1989 under the laws of the state of Georgia. The Parent and its 100% owned subsidiaries are in the business of owning and operating wood chipping facilities that process tree-length logs and timber into wood chips. The chip mills are located in the southeastern part of the United States and Maine. Each mill has its own exclusive processing agreement with a major paper manufacturer.

Fulghum Fibres Chile S.A., a majority-owned subsidiary, owns and operates several chip mills in Chile. One of the divisions of this subsidiary operates under an exclusive long-term processing agreement with a Japanese customer. The Chilean subsidiary also operates a division that purchases and sells roundwood for chipping operations and another one that exports chips.

Fulghum Fibres Uruguay S.A., a majority-owned subsidiary, was formed during the year ending March 31, 2008. It operates under a processing agreement with a local Uruguayan company for exporting wood chips to a European company.

In September 2008, the Company and AS Graanul Invest of Estonia formed a Georgia limited liability company named Fulghum Graanul, LLC. The Company took a 40% ownership interest in the new company which will own and operate pellet mills located in the United States. The pellets will be sold both domestically and internationally when operations commence.

Depreciation – Property and equipment are recorded at cost. The Company provides for depreciation on property and equipment on a straight-line method over the estimated useful lives of the assets.

Inventories – Inventories at the chip mills consist of spare parts and are priced at the lower of cost (first-in, first-out) or market.

Inventories available for sale – Inventories available for sale consist of purchased roundwood to be chipped and exported from Chile. These inventories are priced at the lower of cost (first-in, first-out) or market.

Allowance for Doubtful Accounts – Trade receivables from paper companies are recorded in accordance with contractual agreements with each host paper company and are therefore deemed collectible when recorded.

Estimates – The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Account Reclassification – Certain amounts for 2012 have been reclassified to conform to the financial statement presentation used in 2013. The reclassifications have no effect on net income.

fulghum fibres, inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes – Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. The Company uses the liability method to account for deferred income taxes. Under the liability method, deferred income taxes are recognized for the deferred income tax consequences attributable to differences between the financial statements carrying values and their respective income tax bases as well as tax losses and temporary differences. Deferred income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is included in income in the period in which the change occurs. The amount of deferred income tax assets recognized is limited to the amount that is more likely than not to be realized.

The Company’s income tax filings are subject to audit by federal and state taxing authorities. Open audit periods for the Company are the fiscal year ends March 31, 2009 through March 31, 2013.

Debt Issue Costs – Expenses related to the issuance of long-term debt are being amortized over the lives of the loans. Amortization expense is included in depreciation expense.

Asset Retirement Obligations – The Company has recognized asset retirement obligations for the removal of chip mill facilities from leased property. Retirement of assets may involve efforts such as removal of leasehold improvements, contractually required demolition, and other related activities, depending on the nature and location of the assets. In identifying asset retirement obligations, the Company considers identification of legally enforceable obligations, changes in existing law, estimates of potential settlement dates, and the calculation of an appropriate discount rate to be used in calculating the fair value of the obligations. For those assets where a range of potential settlement dates may be reasonably estimated, obligations are recorded. The Company reviews and reassesses its estimates to determine if an adjustment to the value of the asset retirement obligation is required.

Cash and Cash Equivalents – For the purposes of the statement of cash flows the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Supplemental Cash Flow Information – Cash payments for interest expense, net of amount capitalized, at March 31, 2013 and 2012, were $4,782,000 and $5,408,000, respectively. Capitalized interest amounted to $205,000 for 2012. Cash paid for income taxes was $860,000 for 2013 and $329,000 for 2012.

Non-cash Investing and Financing Activities – During 2012 assets transferred from inventory to property and equipment amounted to $323,000 and assets transferred from property and equipment to inventory amounted to $53,000. During 2013, the Company increased property and equipment and accrued an asset retirement obligation of $178,000.

Foreign Currency Transaction – The functional and reporting currency for the South American subsidiaries is the U.S. dollar. Their gains and losses from foreign currency transactions are translated into U.S. dollars at the rate of exchange prevailing at the transaction date. These gains amount to $332,000 and $175,000 for 2013 and 2012, respectively. They are recorded in other income on the consolidated income statement. Forestal Los Andes and Forestal Pacifico, Fulghum Fibres Chile S.A. subsidiaries, use the peso as their functional currency. Assets and liabilities of the subsidiaries are translated into U.S. dollars using year-end or historical exchange rates; income and expenses are translated using the average exchange rates for the reporting period. Translation adjustments are reported in accumulated other comprehensive income, a separate component of stockholders’ equity.

fulghum fibres, inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – PROPERTY, PLANT AND EQUIPMENT

	(in thousands)
	2013	2012
Machinery and equipment	$214,268	$211,872
Vehicles and mobile equipment	6,078	5,849
Administrative office equipment	1,619	1,573
Land	3,044	2,949

	225,009	222,243
Accumulated depreciation	(148,774)	(138,871)

	$76,235	$83,372

NOTE 3 – SHORT-TERM DEBT

Fulghum Fibres Chile S.A. has a line of credit with variable interest rates and is secured by purchased wood. The balance as of March 31, 2013 and 2012 was $500,000 and $0, respectively.

Fulghum Fibres Uruguay S.A. has two unsecured lines of credit with variable interest rates. The total balance at March 31, 2013 and 2012, was $145,000 and $248,000 respectively.

fulghum fibres, inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – LONG-TERM DEBT

Long-term debt at March 31, 2013 consisted of the following:

	(in thousands)
	Parent	Fulghum Fibres Chile SA	Fulghum Fibres Uruguay SA	Total Company
Term loan obligations to financial institutions (2.21% to 8.57%), payable in varying amounts through 2028	$57,294	$5,478	$—	$62,772
Loans from shareholders (10.0%), interest only paid monthly	59	—	—	59

Total Long-Term Debt	$57,353	$5,478	$—	$62,831

Long-term debt at March 31, 2012 consisted of the following:

	(in thousands)
	Parent	Fulghum Fibres Chile SA	Fulghum Fibres Uruguay SA	Total Company
Term loan obligations to financial institutions (2.21% to 8.57%), payable in varying amounts through 2028	$66,929	$7,000	$—	$73,929
Loans from shareholders (10.0%), interest only paid monthly	59	—	—	59

Total Long-Term Debt	$66,988	$7,000	$—	$73,988

The following is a schedule of the maturities of long-term debt:

	(in thousands)
Year Ending March 31,	Parent	Fulghum Fibres Chile SA	Fulghum Fibres Uruguay SA	Total Company
2014	$18,077	$1,597	$—	$19,674
2015	6,049	3,881	—	9,930
2016	5,263	—	—	5,263
2017	4,638	—	—	4,638
2018	3,123	—	—	3,123
Thereafter	20,203	—	—	20,203

	$57,353	$5,478	$—	$62,831

fulghum fibres, inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – LONG-TERM DEBT (CONTINUED)

The Parent does not guarantee the long-term debt of its foreign subsidiaries.

The term loan obligations are secured by specific property and equipment.

The most restrictive covenants contained in various loan agreements require the Parent to maintain a minimum net worth and various financial ratios. It must also maintain sufficient funds in debt service accounts to meet certain loan payments.

Interest expense amounted to $4,789,000 and $5,373,000 for the years ended March 31, 2013 and 2012, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company had the following amounts due to or from related parties at March 31, 2013 and 2012:

	(in thousands)
	2013	2012
Receivable from:
Companies related by common ownership	$183	$199
Shareholders and officers	840	606
Shareholder notes	800	501
Equity subsidiary	179	106
Payable to:
Companies related by common ownership	1,681	1,778
Shareholders	77	59

As of March 31, 2012, the shareholder notes receivable carried a maturity of April 2014. No interest was accrued or paid on these notes.

As of March 31, 2013, the current maturity of these notes is May 1, 2013. The Company accrued an interest receivable for loans and advances to officers and shareholders amounting to $533,000. The interest income is included in other income on the consolidated statements of income and comprehensive income.

fulghum fibres, inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS (CONTINUED)

Transactions with related parties amounted to the following for the years ended March 31, 2013 and 2012:

	(in thousands)
	2013	2012
Purchases of chip mill systems and other equipment and supplies from a company related by common ownership	$5,000	$7,000
Professional fees paid to shareholders for services	45	45
Salary and expense reimbursement from a company related by common ownership	91	116
Purchase of preferred stock for the treasury: 1 share in 2013	57	—

For the years ended March 31, 2013 and 2012 the Parent company had a loss of $211,000 and $202,000, respectively, from its equity subsidiary. The loss is included in other income on the consolidated statements of income and comprehensive income.

At March 31, 2013 and 2012 the Company’s share in deficiency of the equity subsidiary was $58,000 and $18,000 respectively.

Effective May 1, 2011 the Parent’s ownership interest in Fulghum Fibres Chile, S.A. changed from 92% to 77.5%. Effective March 31, 2013, it changed to 75%.

NOTE 6 – CONCENTRATIONS

The Parent obtains the majority of its processing fees under exclusive processing agreements with major paper manufacturers. The Parent is paid a processing fee based on minimum and maximum volumes. The paper companies have an option to purchase the mills for a predetermined amount. Should a paper company fail to deliver the minimum volume, it must pay liquidated damages to the Company.

The Parent maintains accounts with banks whose balances at March 31, 2013 and 2012 exceeded the Federal Deposit Insurance Corporation insured limit by approximately $7,334,000 and $7,045,000, respectively.

Four financial institutions provide a majority of the Company’s loans.

NOTE 7 – FINANCIAL INSTRUMENTS

The carrying value of cash, cash equivalents, receivables and accounts payable approximate the fair value because of the short maturity of these instruments. The carrying value of notes payable with variable interest rates approximate their fair values as interest rates vary with the market interest rates.

fulghum fibres, inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 8 – LEASES

The Company has operating leases for office space and chip mill land. It also rents equipment on a month-to-month basis. Rent expense amounted to $289,000 and $248,000 for the years ended March 31, 2013 and 2012, respectively.

Minimum rentals for the next five years are as follows:

Year Ending March 31,	(in thousands)
2014	$151
2015	25
2016	25
2017	25
2018	—

NOTE 9 – RETIREMENT PLAN

The Company has a salary savings plan that covers substantially all of its employees except for those of Fulghum Fibres Chile S.A. and Fulghum Fibres Uruguay S.A. The plan is qualified under IRS code section 401(k), but allows company discretionary contributions. The cost of the retirement plan was $124,000 in 2013 and $122,000 in 2012.

NOTE 10 – INCOME TAXES

The provision for income taxes consists of the following:

	(in thousands)
	2013	2012
Current tax expense	$845	$396
Deferred tax expense	1,537	574

Total	$2,382	$970

At March 31, 2013 and 2012, the Company had approximately $10,000,000 and $15,000,000, respectively, in United States net operating loss carryforwards available to use against deferred taxable income. The NOL’s expire at various times through 2023. For financial reporting, all the carryforward has been used in determining the deferred tax consequences between the bases of assets and liabilities for financial and income tax reporting. Fulghum Fibres Uruguay, S.A. is also a separate tax paying component for which the accrued tax liability amounts to $155,000 for 2013 and $12,000 for 2012. Fulghum Fibres Chile, S.A., another separate tax paying component, has an accrued liability of $15,000.

fulghum fibres, inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company has 25,000,000 authorized shares of common stock with a par value of $1.00. 500 shares are issued and outstanding. There are 300 shares of common stock included in treasury stock.

The Company has 25,000,000 authorized shares of 10% cumulative preferred stock with a stated value of $6,122. Each share is convertible into one share of common stock at the stockholder’s discretion. 243 shares of preferred stock have been issued. 139 of the shares are being held as treasury stock. Preferred dividends in arrears amounted to $886,000 ($8,520 per share) at March 31, 2013. On May 1, 2013, 100% of the outstanding common and preferred shares were acquired by Rentech, Inc. (see Note 14). No dividends were declared or paid prior to the acquisition.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Letter of credit – The Company is partially self-insured for workers compensation. The reinsurer requires the Company to provide a standby letter of credit to secure the Company’s portion of the liability. The obligation for the standby letter of credit was $460,000 at March 31, 2013 and 2012.

Fulghum Fibres Chile, S.A. is liable on a letter of credit for Fulghum Fibres Uruguay S.A. in the amount of $300,000.

NOTE 13 – DERIVATIVE CONTRACTS

Fulghum Fibres Chile, S.A., uses derivative contracts primarily to reduce risk from the effects of currency fluctuations. The effects of using these contracts increased income by $175,000 for the year ended March 31, 2013. For the year ended March 31, 2012 the effect was an increase to income of $493,000.

NOTE 14 – SUBSEQUENT EVENTS

On April 30, 2013, the Company repurchased 42 shares of its common stock for $2,800,000.

On May 1, 2013, Rentech, Inc., a publicly traded company, acquired 100% of the outstanding common and preferred shares of the Company.

Management has evaluated events and transactions occurring after the balance sheet through the date of availability of the statement to be issued (July 12, 2013). Management has determined that no other events occurring after March 31, 2013 substantially affects the amounts, presentation and disclosures of the Company’s financial statements.